Earnings Call: First Quarter 2024 April 25, 2024 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel F. Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

1Q24 Overview • Total loans increased 5.3% annualized while maintaining conservative approach to new loan production • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.09% and NCO of 0.02% of average loans in the quarter • Core deposit growth of $95.7 million (excluding brokered deposits) • Brokered deposit balances decreased $136.2 million • Continued rotation into higher yielding assets contributed to net interest margin increasing to 3.30% • Continued high level of profitability with ROAA of 1.24% • Achieved growth in all capital ratios for the quarter • Tangible book value per share increased 2.7% from end of prior quarter • Balance sheet liquidity remains strong with loan-to-deposit ratio of 84% • Net income of $16.0 million, or $0.76 per diluted share • Increases in net income and diluted earnings per share of 23.1% and 24.6% respectively over, prior year quarter • Strong profitability and prudent balance sheet management results in further growth in tangible book value per share Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 1Q’24 Earnings 4 4

$ 4 .1 $ 4 .2 $ 4 .3 $ 4 .3 $ 4 .4 $ 4 .5 $ 4 .5 $ 4 .6 $ 4 .6 $ 4 .6 0 .0 9% 0 .0 7% 0 .1 1% 0 .3 3% 0 .7 8% 1 .2 6% 1 .5 7% 1 .8 0% 2 .1 7% 2 .1 9 % Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Total Deposits Cost Of Deposits Non-interest Bearing 23% Savings and Interest- bearing Checking 42% Reciprocal 20% Time 12% Brokered 3% Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $3.86 billion of non-maturity deposit accounts (84.3% of total deposits). • Core deposit increase of $95.7 million (9.0% annualized) in 1Q'24. • Time deposit increase of $45.8 (35.5% annualized) million in 1Q'24. • Total deposits decreased $40.5 million (-3.6%) since 12/31/23 with non-interest bearing down $41.5 million, savings and interest- bearing checking up $29.8 million, reciprocal up $61.6 million, time up $45.8 million and brokered time down $136.2 million. • Deposits by Customer Type: − Retail – 48.3% − Commercial – 35.3% − Municipal – 16.4% Deposit Composition 3/31/24 Cost of Deposits (%)/Total Deposits ($B) Core Deposits: 84.3% 5 $4.6B

6

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)

Account Type	Cycle Beta
Sav & Int-bearing chking	25.6%
Reciprocal	69.7%
Time	69.4%
Total int-bearing Dep (excl brokered)	44.8%
Total COF IBC (excl Sub Debt)	37.3%


Federal Funds Rate
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Deposit Balances ($ in thousands)
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
0.28%
0.33%
0.36%
0.42%
0.51%
0.60%
0.73%
0.82%
0.85%
0.85%
0.74%
0.63%
0.30%
0.23%
0.39%
0.14%
0.12%
0.11%
0.10%
0.33%
0.79%
1.25%
1.57%
1.80%
1.99%
2.01%
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
IB COF
Fed Funds Spot
Fed Effective
Total Deposits

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7

Diversified Loan Portfolio
Focused on High Quality Growth

Loan Composition 03/31/24


Held for Sale
0%
Commercial
45%
Installment
16%
$3.8B
Mortgage
39%

Yield on Loans (%)/ Total Portfolio Loans ($B)


4.08%
3.82%
4.01%
4.39%
4.90%
5.07%
5.36%
5.53%
5.73%
5.80%
$2.9
$3.0
$3.3
$3.4
$3.4
$3.5
$3.6
$3.7
$3.8
$3.8
Q4'21
Q1'22
Q2'22
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24
Total Portfolio Loans
Yield on Loans

Note: Portfolio loans exclude loans HFS.

- Portfolio loan changes in 1Q'24:
  - Commercial – increased $55.6 million.
    …Average new origination yield of 7.77% vs a 6.83% portfolio yield.
  - Mortgage – increased $4.6 million.
    …Average new origination yield of 7.15% vs a 4.73% portfolio yield.
  - Installment – decreased $11.1 million.
    …Average new origination yield of 8.09% vs a 5.57% portfolio yield.
- Mortgage loan portfolio weighted average FICO of 748 and average balance of $184,763.
- Installment weighted average FICO of 754 and average balance of $25,762.
- Commercial loan rate mix:
  - 47% fixed / 53% variable.
  - Indices – 50% tied to Prime, 1% tied to a US Treasury rate and 49% tied to SOFR.
- Mortgage loan (including HELOC) rate mix:
  - 60% fixed / 40% adjustable or variable.
  - 21% tied to Prime, 9% tied to a US Treasury rate and 70% tied to SOFR.

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10% $174 8% $137 7% $129 7% $119 6% $99 6% $97 3% $53 3% $51 3% $49 $40 $40 $39 $37 $36 $83 $1,181MM Manufacturing Construction Retail Health Care and Social Assistance Hotel and Accomodations Real Estate Rental and Leasing Other Services (except Public Administration) Transportation Wholesale Arts, Entertainment, and Recreation Professional, Scientific, and Technical Services Food Service Misc Finance and Insurance Other Services 7.94%, Commercial Industrial, $140 6.35%, Retail, $112 5.39%, Construction, $95 5.05%, Office, $89 2.61%, Multifamily, $46 2.04%, 1-4 Family, $36 1.53%, Land, Vacant Land and Development, $27 0.59%, Special Purpose, $10 $554MM Concentrations within $1.7B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.1 billion, or 68.1% of the commercial loan portfolio is C&I or owner occupied, while $554 million, or 31.9% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.7 billion as of March 31, 2024 8

$4.8 $4.4 $7.2 $13.2 $2.3 $3.1 $1.9 $4.4 $4.9 $3.3 $7.1 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 30-89 Days PD 30-89 Days PD / Total Loans $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 $0.4 $0.6 $1.1 $- $0.5 $1.0 $1.5 $2.0 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 $ 8 .2 $ 8 .6 $ 9 .5 $ 7 .9 $ 5 .1 $ 3 .7 $ 3 .9 $ 4 .0 5 .2 $ 5 .2 $ 3 .7 $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 $0.4 $0.6 $1.1 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 1Q'24 Non-performing Loans 90+ Days PD ORE/ORA $8.2 $8.6 $9.5 $7.9 $5.1 $3.7 $3.9 $4.0 $4.7 $5.2 $3.7 0 .4% 0 .3% 0 .3% 0 .3% 0 .2% 0 .1% 0 .1% 0 .1% 0 .1% 0 .1% 0 .1% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% $- $2.0 $4.0 $6.0 $8.0 $10.0 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Non-performing Loans (NPLs) NPLs / Total Loans Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9

13.6 13.8 13.6 13.6 13.7 13.9 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 10.4 10.6 10.4 10.4 10.6 10.7 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 8.9 8.9 8.9 8.9 9.0 9.3 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 6.4 6.6 6.7 6.7 7.1 7.4 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 8.6% Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10

$ 3 2 .0 $ 3 1 .0 $ 3 0 .3 $ 3 1 .4 $ 3 3 .8 $ 3 4 .3 $ 3 3 .0 $ 3 6 .1 $ 3 9 .9 $ 4 0 .6 $ 3 8 .4 $ 3 8 .4 $ 3 9 .4 $ 4 0 .1 $ 4 0 .2 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 3.63 3.36 3.31 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 3.52 3.33 3.26 3.23 3.26 3.30 1.26 0.06 0.09 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 .65 4.38 4.99 5.26 5.33 5.33 0.63 0.30 0.23 0.39 0.14 0.12 0.11 0.10 0.10 0.12 0.45 0.92 1.39 1.72 1.93 2.11 2.11 0 1 2 3 4 5 6 Q 1 '2 0 Q 2 '2 0 Q 3 '2 0 Q 4 '2 0 Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $40.2 million in 1Q'24 compared to $38.4 million in the prior year quarter. An increase in average earning assets was partially offset by a decrease in the net interest margin. • Net interest margin was 3.30% during the first quarter of 2024, compared to 3.32% in the year- ago quarter and 3.26% in the fourth quarter of 2023. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

Linked Quarter Analysis

1Q'24 NIM Changes

Q4'23	3.26%
Change in earning asset mix	0.03%
Increase in loan and investment yield	0.02%
Change in funding mix	0.04%
Increase in funding costs	-0.05%
Q1'24	3.30%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	1Q24			4Q23			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$84,182	$1,143	5.46%	$119,884	$1,647	5.45%	($35,702)	($504)	0.01%
Investments	1,015,961	9,097	3.58%	1,044,061	9,539	3.65%	(28,100)	(442)	-0.07%
Commercial loans	1,694,938	29,358	6.97%	1,642,191	28,544	6.90%	52,747	814	0.08%
Mortgage loans	1,498,042	17,949	4.79%	1,491,933	17,759	4.76%	6,109	190	0.04%
Consumer loans	617,546	7,759	5.05%	630,628	8,050	5.06%	(13,082)	(291)	-0.01%
Earning assets	$4,910,669	$65,306	5.34%	$4,928,697	$65,539	5.29%	($18,028)	($233)	0.04%
Nonmaturity deposits	$2,633,519	$13,367	2.04%	$2,603,044	$13,084	1.99%	$30,475	283	0.06%
CDARS deposits	112,723	1,235	4.41%	97,709	1,065	4.32%	15,014	170	0.08%
Retail Time deposits	549,419	5,451	3.99%	506,534	4,880	3.82%	42,885	571	0.17%
Brokered deposits	202,530	2,757	5.48%	299,248	4,082	5.41%	(96,718)	(1,325)	0.06%
Bank borrowings	50,001	649	5.22%	50,018	659	5.23%	(17)	(10)	-0.01%
IBC debt	79,254	1,470	7.46%	79,218	1,480	7.41%	36	(10)	0.05%
Cost of funds	$3,627,446	$24,929	2.76%	$3,635,771	$25,250	2.76%	($8,325)	($321)	0.01%
Free funds	$1,283,223			$1,292,926			($9,703)		
Net interest income		$40,377			$40,289			$88	
Net interest margin			3.30%			3.26%			0.04%

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Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

March 31, 2024

	-200	-100	Base-rate	100	200
Net Interest Income	$172,500	$172,700	$174,000	$173,300	$171,500
Change from Base	-0.86%	-0.75%		-0.40%	-1.44%

December 31, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$167,800	$169,000	$169,500	$168,300	$166,000
Change from Base	-1.00%	-0.29%		-0.71%	-2.06%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The increase in the base case modeled NII is due to a shift in the asset mix with an increase in loans and a decline in securities. The loan growth was centered in variable rate commercial loans. Additionally, a modest increase in term rates during the quarter increased modeled asset yields related to fixed rate lending products.
- The NII sensitivity profile is largely unchanged during the quarter for smaller rate changes of +/- 100 basis points. The exposure to larger rising rate scenarios decreased modestly. Asset duration declined due to a shift in asset mix. Additionally, NII exposure to larger rate declines improved due to the addition of interest rate floors during the quarter.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 37.4% of assets and other non-maturity deposits fund another 19.4% of assets. Moderate wholesale funding of just 5.3% of assets.
- 33.0% of assets reprice in 1 month and 43.8% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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$ 1 8 .9 $ 1 4 .6 $ 1 6 .9 $ 1 1 .5 $ 1 0 .5 $ 1 5 .4 $ 1 5 .6 $ 9 .1 $ 1 2 .6 3 5 .4% 2 7 .6% 2 7 .3% 1 8 .4% 1 6 .4% 1 8 .4% 2 0 .0% 1 2 .2% 1 9 .3% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Non-interest Income Non-interest Inc/Operating Rev (%) Interchange income $3,151 Service Chg Dep $2,872 Gain (Loss)- Mortgage Sale $1,364 Gain (Loss)- Securities $(269) Mortgage loan servicing, net $2,725 Investment & insurance commissions $804 Bank owned life insurance $181 Other income $1,733 Strong Non-interest Income • The $2.0 million comparative quarterly increase in mortgage loan servicing, net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. • Mortgage banking: − $1.4 million in net gains on mortgage loans in 1Q'24 vs. $1.3 million in the year ago quarter. The increase is primarily due to higher profit margins on mortgage loan sales that were partially offset by lower loan sales volume. − $94.0 million in mortgage loan originations in 1Q'24 vs. $113.0 million in 1Q’23 and $108.0 million in 4Q’23. − 1Q'24 mortgage loan servicing includes a $1.3 million ($0.05 per diluted share, after tax) increase in fair value adjustment due to price compared to a decrease of $0.6 million ($0.02 per diluted share, after tax) in the year ago quarter. Source: Company documents. 1Q24 Non-interest Income (thousands) Non-interest Income Trends ($M) 14 $12.6M

6 4 .8% 6 3 .1% 6 1 .3% 5 9 .8% 6 0 .4% 5 9 .6% 5 9 .9% 6 0 .7% 6 0 .3% 1 Q '2 2 2 Q '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 3 Q '2 3 4 Q '2 3 1 Q '2 4 $ 3 1 .5 $ 3 2 .4 $ 3 2 .4 $ 3 2 .1 $ 3 1 .0 $ 3 2 .2 $ 3 2 .0 $ 3 1 .9 $ 3 2 .2 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Total Focus on Improved Efficiency • 1Q'24 efficiency ratio of 60.3%. • Compensation and employee benefits expense of $20.8 million, an increase of $1.4 million from the prior year quarter. • $1.2 million increase in performance-based compensation expense due to a higher expected payout level in 2024. • Payroll taxes and employee benefits increased $0.2 million primarily due to a higher healthcare related costs. • Data processing costs increased by $0.3 million primarily due to core data processor annual asset growth and CPI related cost increases as well as the purchase of a new lending solution software. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 15

Outlook for 2024 Outlook for 2024 *as of January, 2024 • IBCP forecast of mid-single digit (approximately 6%-8%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the first three quarters of 2024. • This growth forecast also assumes a stable Michigan economy. • The forecast assumes 0.25% Fed rate cuts in May, June, August and October in the federal funds rate while long-term interest rates decline slightly over year-end 2023 levels. • IBCP forecast of mid-single digit (6%-8%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.10% - 0.15%) in 2024 compared to full-year 2023. Primary driver is an increase in earning asset yield that is partially offset by an increase in yield on interest bearing liabilities. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.44% at 12/31/23 • A full year 2024 provision (expense) for credit losses of approximately 0.15%-0.25% of average total portfolio loans would not be unreasonable. 1Q'24 Update • Total portfolio loans increased $49.1 million (5.3% annualized) in 1Q'24. • Commercial loans and mortgage loans increased $55.6 million (13.4% annualized) and $4.6 million (1.3% annualized), respectively. Installment loans decreased $11.1 million (-7.2% annualized) in the first quarter. • 1Q'24 net interest income was $1.8 million (4.6%) higher than the prior year quarter. The net interest margin was 3.30% for the current quarter and 3.32% for the prior year quarter and up 0.04% from the linked quarter. • The $1.8 million increase in net interest income is due to a $213.9 million increase in average earning assets that was partially offset by a 0.02% decrease in the net interest margin. • The provision for credit losses was an expense of $0.7 million (0.07% annualized). The 1Q'24 provision expense was primarily the result of provision expense on loans that was partially offset by a credit provision on securities held to maturity. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 16

Outlook for 2024 Outlook for 2024 *as of January, 2024 • IBCP forecasts 2024 quarterly range of $11.5M to $13.0M with the total for the year down 0.5% to 1.0% from 2023 actual of $50.7M • Expect mortgage loan origination volumes in 2024 to increase by approximately 7%, a decline in mortgage loan servicing net of approximately 19%, interchange income in 2024 to increase approximately 1.5% to 2.5% as compared to 2023, service charges on deposits to be collectively comparable to 2023 and other income to decline approximately 5%comparable to 2023 actuals. • IBCP forecasts 2024 quarterly range of $32.5M to $33.5M with the total for the year up 3.5% to 4.25% from the 2023 actual of $127.1M. • The primary driver is an increase in compensation and employee benefits, data processing, loan and collection and advertising. • Approximately a 20% effective income tax rate in 2024 This assumes a 21% statutory federal corporate income tax rate during 2024. • 2024 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2024. 1Q'24 Update • Non-interest income totaled $12.6 million in 1Q'24, which is within the forecasted range. 1Q'24 mortgage loan originations, sales and gains totaled $94.0 million, $80.8 million and $1.4 million, respectively. • Mortgage loan servicing net, generated a gain of $2.7 million in 1Q'24. • Total non-interest expense was $32.2 million in the 1Q'24, which was below our forecasted range. • Actual effective income tax rate of 19.3% for the 1Q’24. • No shares were repurchased in the 1Q’24. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 17

18

Strategic Initiatives

GROWTH

- Outside Sales - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – high retention + high cross sales, collaboration of strategic partners.
- Digital Marketing - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- Leverage Referral Network – Fintech (ReferLive);
- New Products – SMB deposit product, Business digital pmts.
- Market Expansion – Through existing indirect dealer network.
- Selective and opportunistic bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- Process Automation – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- Branch Optimization - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- Promotion of Self-Serve Channels - (One Wallet, Treasury One, etc.)
- Leverage Banker Capacity – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- Optimize Office Space Utilization

TALENT MANAGEMENT

- Invest in our Team – competitive C&B offering, skill training, leadership development, etc.
- High Employee Engagement – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- Promote Teamwork + Alignment across all business units.
- Invest in technology - to enhance the employee experience + customer experience.
- Client Service Model – well defined and applied.

RISK MANAGEMENT

- Utilize three layers of defense (business unit, risk management and internal audit). Independent & collaborative approach.
- Consistent earnings + maintain strong capital levels.
- Proactive credit quality monitoring and problem resolution.
- Manage Liquidity and IRR.
- Manage Operational risk, emphasizing cyber security, fraud prevention, and regulatory compliance.
- Effective relationships with regulators & other outside oversight parties. Proactive, transparent and good communication.

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Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 19

Appendix Additional Financial Data and Non-GAAP Reconciliations 20

here Year Ended December 31, Quarter Ended, ($M except per share data) 2020 2021 2022 2023 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 Balance Sheet: Total Assets $4,204 $4,705 $5,000 $5,264 $5,139 $5,136 $5,200 $5,264 $5,231 Portfolio Loans $2,734 $2,905 $3,465 $3,791 $3,510 $3,631 $3,741 $3,791 $3,840 Deposits $3,637 $4,117 $4,379 $4,622 $4,545 $4,488 $4,586 $4,622 $4,582 Tangible Common Equity $357 $367 $317 $374 $317 $345 $345 $374 $385 Profitability: Pre-Tax, Pre-Provision Income $81.9 $75.4 $83.7 $79.9 $18.0 $21.5 $23.0 $17.3 $20.6 Pre-Tax, Pre-Prov / Avg. Assets 2.08% 1.69% 1.72% 1.56% 1.47% 1.71% 1.76% 1.31% 1.59% Net Income(1) $56.2 $62.9 $63.8 $59.1 $13.0 $14.8 $17.5 $13.7 $16.0 Diluted EPS $2.53 $2.88 $2.97 $2.79 $0.61 $0.70 $0.83 $0.65 $0.76 Return on Average Assets(1) 1.43% 1.41% 1.32% 1.15% 1.06% 1.18% 1.34% 1.04% 1.24% Return on Average Equity(1) 15.7% 16.1% 18.5% 16.0% 14.8% 16.3% 18.7% 14.4% 16.0% Net Interest Margin (FTE) 3.34% 3.10% 3.32% 3.26% 3.33% 3.26% 3.25% 3.26% 3.30% Efficiency Ratio 59.2% 62.9% 59.4% 60.8% 62.1% 59.3% 57.5% 64.3% 60.3% Asset Quality: NPAs / Assets 0.21% 0.11% 0.08% 0.11% 0.09% 0.09% 0.10% 0.11% 0.09% NPAs / Loans + OREO 0.32% 0.18% 0.12% 0.15% 0.12% 0.13% 0.14% 0.15% 0.12% ACL / Total Portfolio Loans 1.30% 1.63% 1.51% 1.44% 1.44% 1.49% 1.48% 1.44% 1.47% NCOs / Avg. Loans 0.11% (0.07%) 0.00% 0.01% 0.12% 0.00% 0.00% 0.01% 0.02% Capital Ratios: TCE Ratio 8.6% 7.9% 6.4% 7.2% 6.6% 6.7% 6.7% 7.2% 7.4% Leverage Ratio 9.2% 8.8% 8.8% 9.0% 8.9% 9.0% 8.9% 9.0% 9.3% Tier 1 Capital Ratio 13.3% 12.1% 11.4% 11.5% 11.5% 11.4% 11.4% 11.5% 11.7% Total Capital Ratio 16.0% 14.5% 13.7% 13.7% 13.8% 13.7% 13.6% 13.7% 13.9% Historical Financial Data 21

Year Ended December 31, ($M except per share data) 2018 2019 2020 2021 2022 2023 5 Year CAGR Balance Sheet: Total Assets $3,353 $3,565 $4,204 $4,705 $5,000 $5,264 9.4% Portfolio Loans $2,583 $2,725 $2,734 $2,905 $3,465 $3,791 8.0% Deposits $2,913 $3,037 $3,637 $4,117 $4,379 $4,623 9.7% Tangible Common Equity $304 $317 $357 $367 $317 $374 4.2% Profitability: Pre-Tax, Pre-Provision Income $50.6 $58.6 $81.9 $75.4 $83.1 $79.9 9.6% Pre-Tax, Pre-Prov / Avg. Assets 1.62% 1.70% 2.08% 1.69% 1.72% 1.56% - Net Income $39.8 $46.4 $56.2 $62.9 $63.4 $59.1 8.2% Diluted EPS $1.68 $2.00 $2.53 $2.88 $2.97 $2.79 10.7% Return on Average Assets 1.27% 1.35% 1.43% 1.41% 1.31% 1.15% - Return on Average Equity 12.38% 13.63% 15.68% 16.13% 18.41% 16.04% - Net Interest Margin (FTE) 3.88% 3.80% 3.34% 3.10% 3.32% 3.26% - Efficiency Ratio 67.20% 64.90% 59.24% 62.87% 59.71% 60.76% - Asset Quality: NPAs / Assets 0.29% 0.32% 0.21% 0.11% 0.08% 0.11% - NPAs / Loans + OREO 0.38% 0.42% 0.32% 0.18% 0.12% 0.15% - Reserves / Total Loans 0.96% 0.96% 1.30% 1.63% 1.51% 1.44% - NCOs / Avg. Loans (0.03%) (0.02%) 0.11% (0.07%) 0.00% 0.01% - Capital Ratios: TCE Ratio 9.2% 9.0% 8.6% 7.9% 6.4% 7.2% - Leverage Ratio 10.5% 10.1% 9.2% 8.8% 8.8% 9.1% - Tier 1 Capital Ratio 13.3% 12.7% 13.3% 12.2% 11.4% 11.6% - Total Capital Ratio 14.3% 13.7% 16.0% 14.7% 13.7% 13.8% - Shareholder Value: TBV/Share $ 12.90 $ 14.08 $ 16.33 $ 17.33 $ 15.04 $ 17.96 6.8% Dividends Paid per Share $ 0.60 $ 0.72 $ 0.80 $ 0.84 $ 0.88 $ 0.92 8.9% Value of Shares Repurchased $ 12.68 $ 26.3 $ 14.2 $ 17.3 $ 4.0 $ 5.2 - 22 Historic Financial Performance

Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (238%) estimated uninsured deposit balances. • Attractive loan to deposit ratio of 83.8%. • Uninsured deposit to total deposits of approximately 22.0%, excluding brokered time deposits. Sources of Liquidity 23 80% 98% 85% 73% 79% 74% 218% 237% 240% 222% 237% 238% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q'24 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Sources of Liquidity 1Q 2024 Current On-balance sheet Excess reserves at the Fed $ 120.2 Unpledged AFS Securities $ 599.9 Total On-balance sheet $ 720.1 On balance sheet liquidity to total deposits 16% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 1,567.8 Borrow capacity on unpledged bonds $ 754.9 Total Available Sources $ 2,322.7 Sources of Liquidity to total deposits 51%

$1,946 $1,010 $500 $236 $223 $520 $234 $2,169 $1,530 $734 $149 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $ 3 ,3 0 0 $ 3 ,4 0 3 $ 3 ,5 8 0 $ 3 ,5 7 0 $ 3 ,5 7 5 $ 3 ,6 6 1 $ 3 ,6 0 5 $ 1 ,0 2 7 $ 9 7 6 $ 9 6 5 $ 9 1 8 $ 1 ,0 1 1 $ 9 6 2 $ 9 7 7 $4,327 $4,379 $4,545 $4,488 $4,586 $4,623 $4,582 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $20,908. • Average deposit balance excluding reciprocal deposit of $16,766. • Average Commercial deposit balance of $94,485. • Average retail deposit balance of $11,172. • 10 largest deposit accounts total $344.0 million or 7.51% of total deposits. − $270.4 million in ICS with FDIC coverage. • 100 largest deposit accounts total $973.8 million or 21.25% of total deposits. − $615.8 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (3/31/24) Uninsured Deposit Trend ($MM) 24

$19 $70 22% 78% CRE – Office Metrics • 24.5% of portfolio is medical office buildings. • 79% of portfolio is in suburban geographies. • 77.1% of CRE – Office mature after 2026. • Average loan size of $1.2 million. Maturing Exposure (millions) CRE - Office Fixed vs. Variable Geographic Location (millions) 25 Urban Suburban Fixed Variable $6.4 $4.6 $9.4 $68.5 M a tu ri n g 2 0 2 4 M a tu ri n g 2 0 2 5 M a tu ri n g 2 0 2 6 M a tu ri n g 2 0 2 7 & A ft e r

Non-GAAP to GAAP Reconciliation 26 Reconciliation of Non-GAAP Financial Measures Adjusted Income Statement Results (non-GAAP) March 31, December 31, September 30, June 30, March 31, 2023 2022 2021 2020 2024 2023 2023 2023 2023 (Dollars in thousands) Net interest income $156,329 $149,561 $129,765 $123,612 $40,197 $40,111 $39,427 $38,350 $38,441 Non-interest income 50,676 61,909 76,643 80,745 12,561 9,097 15,611 15,417 10,551 Non-interest expense 127,119 128,341 131,023 122,413 32,193 31,878 32,036 32,248 30,957 Pre-Tax, Pre-Provision Income 79,886 83,129 75,385 81,944 20,565 17,330 23,002 21,519 18,035 Provision for credit losses 6,210 5,341 (1,928) 12,463 744 (617) 1,350 3,317 2,160 Income tax expense 14,609 14,437 14,418 13,329 3,830 4,204 4,109 3,412 2,884 Net income $59,067 $63,351 $62,895 $56,152 $15,991 $13,743 $17,543 $14,790 $12,991 Average total assets $5,115,624 $4,825,723 $4,465,577 $3,933,655 $5,201,452 $5,233,666 $5,192,114 $5,044,746 $4,988,440 Performance Ratios Return on average assets 1.15% 1.31% 1.41% 1.43% 1.24% 1.04% 1.34% 1.18% 1.06% Pre-tax, Provision return on average assets 1.56% 1.72% 1.69% 2.08% 1.59% 1.31% 1.76% 1.71% 1.47% Year Ended December 31, Quarter Ended

Reconciliation of Non-GAAP Financial Measures 27 Reconciliation of Non-GAAP Financial Measures 2024 2023 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income $40,197 $38,441 Add: taxable equivalent adjustment 180 288 Net interest income - taxable equivalent $40,377 $38,729 Net interest margin (GAAP) (1) 3.28% 3.29% Net interest margin (FTE) (1) 3.30% 3.32% (1) Quarter to date are annualized. Three Months Ended March 31, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 28 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio March 31, December 31, September 30, June 30, March 31, 2023 2022 2021 2020 2024 2023 2023 2023 2023 Common shareholders' equity 404,449$ 347,596$ 398,484$ 389,522$ 415,570$ 404,449$ 374,998$ 375,162$ 367,714$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,004 2,551 3,336 4,306 1,875 2,004 2,141 2,278 2,415 Tangible common equity 374,145$ 316,745$ 366,848$ 356,916$ 385,395$ 374,145$ 344,557$ 344,584$ 336,999$ Total assets $ 5,263,726 $ 4,999,787 $ 4,704,740 $ 4,204,013 $ 5,231,255 $ 5,263,726 $ 5,200,018 $ 5,135,564 $ 5,138,934 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,004 2,551 3,336 4,306 1,875 2,004 2,141 2,278 2,415 Tangible assets $ 5,233,422 $ 4,968,936 $ 4,673,104 $ 4,171,407 $ 5,201,080 $ 5,233,422 $ 5,169,577 $ 5,104,986 $ 5,108,219 Common equity ratio 7.68% 6.95% 8.47% 9.27% 7.94% 7.68% 7.21% 7.31% 7.16% Tangible common equity ratio 7.15% 6.37% 7.85% 8.56% 7.41% 7.15% 6.67% 6.75% 6.60% Year Ended December 31, Quarter Ended (Dollars in thousands)